Page>

                                                                    Exhibit 99.1

                                  [HEXCEL LOGO]

================================================================================

                                  NEWS RELEASE

--------------------------------------------------------------------------------
  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666
--------------------------------------------------------------------------------

                                             CONTACT: INVESTORS:
                                                      STEPHEN C. FORSYTH
                                                      (203) 969-0666 EXT. 425
                                                      STEPHEN.FORSYTH@HEXCEL.COM

                                                      MEDIA:
                                                      MICHAEL BACAL
                                                      (203) 969-0666 EXT. 426
                                                      MICHAEL.BACAL@HEXCEL.COM

                    HEXCEL REPORTS 2001 THIRD QUARTER RESULTS

HIGHLIGHTS:

o        ADJUSTED EBITDA FOR THE THIRD QUARTER $27.0 MILLION

o REVENUES FROM COMMERCIAL AEROSPACE, SPACE & DEFENSE AND INDUSTRIAL APPLICATIONS CONTINUE TO SHOW YEAR ON YEAR GROWTH

o        ELECTRONICS REVENUES REMAINED AT DEPRESSED LEVELS SEEN IN THE SECOND
         QUARTER

o        NET DEBT WAS REDUCED BY $26.6 MILLION IN THE THIRD QUARTER

--------------------------------------------------------------------------------
                                                     QUARTER ENDED SEPTEMBER 30,
                                                     ---------------------------

(IN MILLIONS, EXCEPT PER SHARE DATA)                      2001         2000
--------------------------------------------------------------------------------
Sales                                                   $  240.6     $  247.5
Gross margin %                                              18.2%        20.9%
Adjusted operating income (a)                           $   11.6     $   16.9
Adjusted operating income % (a)                              4.8%         6.8%
Adjusted EBITDA (b)                                     $   27.0     $   31.0
Provision for (benefit from) income taxes (c)           $    3.0     $   (0.8)
Equity in earnings (losses) of affiliated companies     $   (1.0)    $    1.7
Net income (loss)                                       $  (12.8)    $    0.1
Diluted net income (loss) per share                     $  (0.34)    $    0.0
================================================================================

(a)      Excludes business consolidation expenses.
(b) Excludes business consolidation expenses, interest, taxes, depreciation, amortization, and equity in earnings (losses) of affiliated companies.
(c) 2001 third quarter results reflect tax provision on European earnings with no benefit taken for U.S. operating losses.

STAMFORD, CT. October 23, 2001 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the third quarter of 2001. Net loss for the 2001 third quarter was $12.8 million, or $0.34 per diluted share, compared to net income of $0.1 million, or $0.0 per diluted share for the third quarter of 2000. Excluding business consolidation expenses, the Company's pretax loss for the 2001 third quarter was $4.4 million. This compares to pretax income, excluding business consolidation expenses, of $0.9 million in the third quarter of 2000.

Adjusted EBITDA for the third quarter of 2001 was $27.0 million versus $31.0 million for the third quarter of 2000. Adjusted EBITDA for 2001 year to date was $99.3 million versus $106.9 million for 2000 year to date on a pro forma basis. Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000.

REVENUE TRENDS

Year on year revenue of Hexcel's aerospace, space and defense and industrial segments grew in aggregate by $23.6 million in the quarter. However, this growth could not offset the $30.5 million decline in revenues from the Company's electronics segment for the same period. As a result, consolidated revenue for the third quarter of 2001 of $240.6 million was 3% lower than 2000 third quarter revenue of $247.5 million. Had the same U.S. dollar, British pound and Euro exchange rates applied in the third quarter of 2001 as in the third quarter of 2000, revenue for the 2001 quarter would have been $239.9 million.

o COMMERCIAL AEROSPACE. Sales of composite materials and engineered products to Airbus, Boeing and regional aircraft producers remained robust during the quarter. Revenue for the 2001 third quarter was $130.4 million, 13% higher than 2000 third quarter revenue of $115.2 million. Year on year revenue growth continued primarily from higher aircraft build rates. Only a small amount of the Company's revenues come from aircraft spares and servicing.

o SPACE & DEFENSE. Revenue for the 2001 third quarter of $33.4 million was $1.5 million or 5% higher than revenue for the third quarter of 2000. While revenues may vary quarter to quarter, sales associated with military aircraft and helicopters continue to trend upwards as the new generation of military aircraft in the United States and Europe ramp up in production.

o ELECTRONICS. Sales for the 2001 third quarter were $14.2 million, down 68% from the third quarter of 2000. The 2001 third quarter continued to reflect the impact of the severe industry downturn and inventory correction working through the global electronics market, as well as the traditional third quarter decline associated with the European holiday period. After allowing for the seasonal effects of the European summer holiday period, as expected, third quarter electronics revenues remained at the same depressed levels seen in May and June.

In light of this continued weakness, Hexcel initiated additional cost reduction actions in July. These actions built upon earlier steps to furlough employees, idle manufacturing capacity and cut non-essential expenditures, by effecting a reduction in work force of approximately 275 employees in the Company's reinforcement products business and elsewhere in the Company.

These actions resulted in business consolidation expenses of approximately $4.0 million for the quarter and are estimated to produce annualized savings of approximately $6.0 million.

o INDUSTRIAL MARKETS. Sales were $62.6 million in the 2001 third quarter compared to $55.7 million in the third quarter of 2000. The 12% increase in revenue year over year is evident in both the Company's reinforcement products and composite materials segments and reflects, among other things, continued strength in soft body armor and wind energy applications.

GROSS MARGIN AND ADJUSTED OPERATING INCOME

Gross margin for the third quarter of 2001 was $43.8 million, or 18.2% of sales, compared with $51.7 million, or 20.9% of sales for the third quarter of 2000. Adjusted operating income for the 2001 third quarter was $11.6 million, or 4.8% of sales, compared to $16.9 million, or 6.8% of sales for the 2000 third quarter.

The 2.7% reduction in gross margin as a percentage of sales compared to the 2000 third quarter resulted from the unprecedented reduction in sales of electronic glass fabrics. While the Company has significantly reduced costs in this business, it has not to date been able to reduce fixed costs pro-rata to the change in sales given the magnitude of the shortfall in revenues. With revenues of just $14.2 million, Hexcel incurred a small EBITDA loss on its sales to electronics applications in the third quarter. Gross margins earned by the Company's composite materials and engineered products business segments as a percent of sales were comparable to those earned in the 2000 third quarter.

CHIEF EXECUTIVE OFFICER COMMENTS

Commenting on Hexcel's third quarter results, Mr. David Berges, Chairman and Chief Executive Officer, said, "The third quarter came in as the Company had anticipated in July. Hexcel saw continued year on year growth in three of its four core markets. Its fourth market, electronics, was down over 65% compared to the prior year for the second quarter in a row. More costs were taken out as projected, but not enough to negate the impact of the decline. The Company did achieve its targeted moderate reduction in net debt in the quarter through working capital reductions and controlling its capital spending."

Mr. Berges continued, "The events of September 11, 2001 have changed the outlook for our business and challenges management to redefine our business model. On October 3, we published our preliminary post-September 11 revenue outlook for each of the market segments we serve. Gradually we are getting a better understanding of how our revenues are likely to change in the coming months and quarters. We expect we will begin to see a decline in commercial aerospace revenues before the fourth quarter ends. Our business teams and corporate staff are developing their plans to right-size the Company to the new realities. We will announce and commence implementation of these activities in the fourth quarter."

Mr. Berges concluded, "Hexcel is committed to remaining the leading supplier of advanced structural materials. Our customers continue to desire more composites with each new generation of their products, and we intend to support their needs. The task at hand is one of understanding the post-September 11 near term sales outlook and aligning our cost structure accordingly. In addition to cost, we also are targeting to manage our cash flow and take advantage of the reduced working capital and capital expenditures this diminished sales outlook will require."

TAXES

As previously disclosed at the time of our second quarter earnings release, Hexcel is establishing a non-cash valuation allowance against the benefits of its net U.S. operating losses until such time as these operations have returned to consistent profitability. As a result, the Company's tax provision of $3.0 million in the third quarter 2001 was for taxes on European income.

EQUITY IN LOSSES

The equity in losses of affiliated companies was $1.0 million for the third quarter 2001, reflecting the on-going impact of the electronics market decline on the Company's Asian reinforcement products joint venture and start-up losses associated with the engineered products ventures in China and Malaysia. The Company anticipates reporting comparable equity in losses in the fourth quarter. These losses by our affiliates do not affect the Company's cash flows.

DEBT AND CASH FLOW

The Company's total debt, net of cash, decreased by $26.6 million to $677.6 million as of September 30, 2001 compared to June 30, 2001. The reduction in net debt in the quarter resulted from the benefits of working capital reductions and controlling capital spending. Unused borrowing capacity under the Company's senior credit facility as of September 30, 2001 was approximately $99.0 million. After giving effect to the most restrictive financial covenant under that facility, the Company could draw up to $32.0 million of that amount as of the end of the third quarter.

The Company will be holding a conference call at 11:00 A.M. today to discuss its third quarter results. The call will be available in the investor information section of Hexcel's web site (WWW.HEXCEL.COM).

YEAR-TO-DATE RESULTS

--------------------------------------------------------------------------------
                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------
--------------------------------------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                     2001          2000
--------------------------------------------------------------------------------
PRO FORMA (a):

   Sales                                              $  770.3      $  779.8
   Adjusted EBITDA (b)                                $   99.3      $  106.9

--------------------------------------------------------------------------------
AS REPORTED:

   Sales                                              $  770.3      $  798.8
   Gross margin %                                         20.2%         21.8%
   Adjusted operating income (c)                      $   53.2      $   63.9
   Adjusted operating income % (c)                         6.9%          8.0%
   Adjusted EBITDA (b)                                $   99.3      $  107.8
   Provision for income taxes (d)                     $    9.0      $   26.8
   Equity in earnings of affiliated companies         $    0.6      $    3.9
   Extraordinary loss on early retirement of debt     $    3.1            --
   Net income (loss)                                  $  (19.9)     $   53.2
   Diluted net income (loss) per share                $  (0.53)     $   1.28
================================================================================

(a) Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000.
(b) Excludes business consolidation expenses, compensation expenses associated with the former CEO's retirement, the gain from the April 2000 sale of the Bellingham aircraft interiors business, interest, taxes, depreciation, amortization, and equity in earnings of affiliated companies.
(c) Excludes business consolidation expenses, compensation expenses associated with the former CEO's retirement, and the gain from the sale of the Bellingham aircraft interiors business.
(d) 2001 reflects the impact of a reduced tax benefit from U.S. operating losses. 2000 includes approximately $24.0 million of provision for income taxes on the April 2000 gain from the sale of the Bellingham aircraft interiors business.

                                      *****

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.

                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

--------------------------------------------------------------------------------
This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions together with their associated improvements, EBITDA, equity in earnings of joint ventures and debt reduction. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
--------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

----------------------------------------------------------------------------------------------------------
                                                                          UNAUDITED
                                                  --------------------------------------------------------
                                                    QUARTER ENDED SEPT. 30,  NINE MONTHS ENDED SEPT. 30,
(IN MILLIONS, EXCEPT PER SHARE DATA)                    2001        2000        2001        2000
----------------------------------------------------------------------------------------------------------
Net sales                                             $  240.6    $  247.5    $  770.3    $  798.8
Cost of sales                                            196.8       195.8       614.7       624.4
----------------------------------------------------------------------------------------------------------
  Gross margin                                            43.8        51.7       155.6       174.4

Selling, general and administrative expenses              27.7        29.8        93.1        93.9
Research and technology expenses                           4.5         5.0        14.0        16.6
Business consolidation expenses                            4.4         3.3         7.3         4.5
----------------------------------------------------------------------------------------------------------
  Operating income                                         7.2        13.6        41.2        59.4
Gain on sale of Bellingham business                         --          --          --        68.3
Interest expense                                          16.0        16.0        49.6        51.6
----------------------------------------------------------------------------------------------------------
  Income (loss) before income taxes                       (8.8)       (2.4)       (8.4)       76.1
Provision for (benefit from) income taxes                  3.0        (0.8)        9.0        26.8
----------------------------------------------------------------------------------------------------------
  Income (loss) before equity in earnings                (11.8)       (1.6)      (17.4)       49.3
Equity in earnings (losses) of affiliated companies       (1.0)        1.7         0.6         3.9
----------------------------------------------------------------------------------------------------------
  Income (loss) before extraordinary item                (12.8)        0.1       (16.8)       53.2
Extraordinary loss on early retirement of debt              --          --         3.1          --
----------------------------------------------------------------------------------------------------------
  Net income (loss)                                   $  (12.8)   $    0.1    $  (19.9)   $   53.2
==========================================================================================================
Net income (loss) per share:
  Basic:
    Income (loss) before extraordinary item           $  (0.34)   $   0.00    $  (0.45)   $   1.45
    Extraordinary loss on early retirement of debt          --          --       (0.08)         --
----------------------------------------------------------------------------------------------------------
  Net income (loss)                                   $  (0.34)   $   0.00    $  (0.53)   $   1.45
==========================================================================================================
  Diluted:
    Income (loss) before extraordinary item           $  (0.34)   $   0.00    $  (0.45)   $   1.28
    Extraordinary loss on early retirement of debt          --          --       (0.08)         --
----------------------------------------------------------------------------------------------------------
  Net income (loss)                                   $  (0.34)   $   0.00    $  (0.53)   $   1.28
==========================================================================================================
  Diluted income (loss) before extraordinary item,
    excluding goodwill amortization                   $  (0.26)   $   0.06    $  (0.27)   $   1.42

Weighted average shares: (a)
    Basic                                                 37.5        36.9        37.5        36.7
    Diluted                                               37.5        38.0        37.5        45.3
==========================================================================================================

(a) The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the computations of net income per diluted share, as they were anti-dilutive. In addition, stock options were excluded from the 2001 computations due to their anti-dilutive impact.

HEXCEL CORPORATION AND SUBSIDIARIES
NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT

-------------------------------------------------------------------------------------------
                                                          UNAUDITED
                                 ----------------------------------------------------------
                                 COMMERCIAL     SPACE &
(IN MILLIONS)                    AEROSPACE      DEFENSE  ELECTRONICS  INDUSTRIAL   TOTAL
-------------------------------------------------------------------------------------------
THIRD QUARTER 2001 NET SALES
Reinforcement products            $   15.9      $    3.3   $   14.2   $   29.5   $   62.9
Composite materials                   88.4          26.5         --       33.1      148.0
Engineered products                   26.1           3.6         --         --       29.7
-------------------------------------------------------------------------------------------
  Total                           $  130.4      $   33.4   $   14.2   $   62.6   $  240.6
                                        54%           14%         6%        26%       100%
-------------------------------------------------------------------------------------------

SECOND QUARTER 2001 NET SALES
Reinforcement products            $   16.2      $    3.1   $   16.5   $   28.4   $   64.2
Composite materials                   95.5          25.2         --       35.5      156.2
Engineered products                   29.3           3.8         --         --       33.1
-------------------------------------------------------------------------------------------
  Total                           $  141.0      $   32.1   $   16.5   $   63.9   $  253.5
                                        56%           13%         6%        25%       100%
-------------------------------------------------------------------------------------------

THIRD QUARTER 2000 NET SALES
Reinforcement products            $   14.3      $    2.6   $   44.7   $   26.8   $   88.4
Composite materials (1)               77.0          27.2         --       28.9      133.1
Engineered products                   23.9           2.1         --         --       26.0
-------------------------------------------------------------------------------------------
  Total                           $  115.2      $   31.9   $   44.7   $   55.7   $  247.5
                                        47%           13%        18%        22%       100%
===========================================================================================

(1) 2000 has been restated for comparative purposes.


SEGMENT DATA

---------------------------------------------------------------------------------------------------
                                                               UNAUDITED
                                     --------------------------------------------------------------
                                     REINFORCEMENT  COMPOSITE   ENGINEERED   CORPORATE
(IN MILLIONS)                          PRODUCTS     MATERIALS    PRODUCTS    & OTHER(1)   TOTAL
---------------------------------------------------------------------------------------------------
THIRD QUARTER 2001
---------------------------------------------------------------------------------------------------
  Net sales to external customers       $ 62.9       $148.0       $ 29.7      $   --      $240.6
  Intersegment sales                      26.7          2.0           --          --        28.7
---------------------------------------------------------------------------------------------------
    Total sales                           89.6        150.0         29.7          --       269.3

  Adjusted EBIT (2)                        1.6         17.1          0.6        (7.7)       11.6
  Depreciation and amortization            8.9          5.2          0.8         0.5        15.4
  Business consolidation expenses          3.1          0.8           --         0.5         4.4
  Capital expenditures                     4.3          4.5          0.1         0.1         9.0
---------------------------------------------------------------------------------------------------
SECOND QUARTER 2001
---------------------------------------------------------------------------------------------------
  Net sales to external customers       $ 64.2       $156.2       $ 33.1      $   --      $253.5
  Intersegment sales                      28.3          2.0           --          --        30.3
---------------------------------------------------------------------------------------------------
    Total sales                           92.5        158.2         33.1          --       283.8

  Adjusted EBIT (2)                        2.4         22.1          0.8        (7.4)       17.9
  Depreciation and amortization            9.1          5.1          0.8         0.5        15.5
  Business consolidation expenses          0.2          1.6           --          --         1.8
  Capital expenditures                     6.4          4.5           --         0.4        11.3
---------------------------------------------------------------------------------------------------
THIRD QUARTER 2000
---------------------------------------------------------------------------------------------------
  Net sales to external customers       $ 88.4       $133.1       $ 26.0      $   --      $247.5
  Intersegment sales                      20.9          1.8           --          --        22.7
---------------------------------------------------------------------------------------------------
    Total sales                          109.3        134.9         26.0          --       270.2

  Adjusted EBIT (2)                       11.4         14.7          0.2        (9.4)       16.9
  Depreciation and amortization            8.3          4.5          0.7         0.6        14.1
  Business consolidation expenses          0.2          2.7          0.4          --         3.3
  Capital expenditures                     4.2          4.1          0.4         0.5         9.2
===================================================================================================

(1) The Company does not allocate corporate expenses to its business segments.
(2) Consists of earnings before interest, taxes, business consolidation expenses and equity in earnings (losses) of affiliated companies.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------------------------------------
                                                                               UNAUDITED
                                                                         --------------------------------------
                                                                              SEPTEMBER 30,    December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                              2001            2000
---------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                    $   16.5        $    5.1
   Accounts receivable                                                             154.5           150.3
   Inventories                                                                     164.0           155.4
   Prepaid expenses and other assets                                                 5.6             5.5
   Deferred tax asset                                                                8.6             9.7
---------------------------------------------------------------------------------------------------------------
   Total current assets                                                            349.2           326.0

Property, plant and equipment                                                      633.5           615.3
Less accumulated depreciation                                                     (281.1)         (255.6)
---------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                                352.4           359.7

Goodwill and other purchased intangibles, net of accumulated
   amortization of  $45.8 in 2001 and  $36.1 in 2000                               384.6           391.7
Investments in affiliated companies and other assets                               132.9           134.0
---------------------------------------------------------------------------------------------------------------

Total assets                                                                    $1,219.1        $1,211.4
===============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations             $   19.2        $   22.1
  Accounts payable                                                                  88.6            69.4
  Accrued liabilities                                                              101.8           106.4
---------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                        209.6           197.9

Long-term notes payable and capital lease obligations                              674.9           651.5
Other non-current liabilities                                                       46.4            46.3
---------------------------------------------------------------------------------------------------------------
Total liabilities                                                                  930.9           895.7

Stockholders' equity:
Preferred stock, no par value, 20.0 shares of stock authorized,
  no shares issued or outstanding in 2001 and 2000                                    --              --
Common stock, $0.01 par value, 100.0 shares of stock authorized,
  shares issued and outstanding of 39.2 in 2001and 38.0 in 2000                      0.4             0.4
Additional paid-in capital                                                         287.0           280.7
Retained earnings                                                                   45.9            65.8
Accumulated other comprehensive loss                                               (32.2)          (20.0)
---------------------------------------------------------------------------------------------------------------
                                                                                                   326.9

Less - Treasury stock, at cost, 1.1 shares in 2001 and 0.9 shares in 2000          (12.9)          (11.2)
---------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                         288.2           315.7
---------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                      $1,219.1        $1,211.4
===============================================================================================================

Total debt, net of cash                                                         $  677.6        $  668.5
===============================================================================================================

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

---------------------------------------------------------------------------------------------------------------------------
                                                                                            UNAUDITED
                                                                    -------------------------------------------------------
                                                                     QUARTER ENDED SEPT. 30,     NINE MONTHS ENDED SEPT.30,

(IN MILLIONS)                                                          2001           2000           2001           2000
---------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income  (loss)                                                 $ (12.8)       $   0.1        $ (19.9)       $  53.2
  Reconciliation to net cash provided by operating activities:
    Extraordinary loss on early retirement of debt                        --             --            0.7             --
    Depreciation and amortization                                       15.4           14.1           46.1           43.9
    Deferred income taxes                                                0.4           (4.7)          (2.9)          11.8
    Gain on sale of Bellingham business                                   --             --             --          (68.3)
    Business consolidation expenses                                      4.4            3.3            7.3            4.5
    Business consolidation payments                                     (2.0)          (3.4)          (5.8)          (8.3)
    Equity in (earnings) losses of affiliated companies                  1.0           (1.7)          (0.6)          (3.9)
    Working capital changes and other                                   31.6            0.9           (0.5)         (20.1)
---------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) operating activities                  38.0            8.6           24.4           12.8
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                  (9.0)          (9.2)         (30.9)         (22.2)
  Proceeds from sale of Bellingham business                               --             --             --          113.3
  Proceeds from sale of other assets                                      --            2.3             --            3.4
  Payment for acquisition                                                 --             --           (0.3)            --
  Investments in affiliated companies                                    0.8             --            0.8           (6.0)
---------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) investing activities                  (8.2)          (6.9)         (30.4)          88.5
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) of credit facilities, net                      (14.3)           5.7           26.6           30.6
  Proceeds (repayments) of long-term debt and capital lease
     obligations, net                                                   (4.0)          (1.5)          (6.2)        (118.7)
  Debt issuance costs                                                     --             --           (3.5)          (0.9)
  Activity under stock plans                                            (1.1)           1.9           (0.4)           2.2
---------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) financing activities                 (19.4)           6.1           16.5          (86.8)
---------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents            (0.2)          (1.0)           0.9           (0.9)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                    10.2            6.8           11.4           13.6
Cash and cash equivalents at beginning of period                         6.3            7.0            5.1            0.2
---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                           $  16.5        $  13.8        $  16.5        $  13.8
===========================================================================================================================

CASH PAID FOR:

  Interest                                                           $  19.6        $  23.6        $  56.0        $  56.3
  Taxes                                                                  4.2            3.3           12.1            6.2
===========================================================================================================================